Exhibit 99.3

Cerberus Capital Management, L.P.
299 Park Avenue
New York, New York 10022

July 22, 2007

RAM Holdings, Inc.
c/o Cerberus Capital Management, L.P.
299 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

          Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), to be entered into among RAM Holdings, Inc. (“Parent”), RAM Acquisition Corporation (“Merger Sub”) and United Rentals, Inc. (the “Company”), dated the date hereof, the current draft of which is attached hereto as Annex A. Capitalized terms that are used but are not otherwise defined in this letter agreement (the “Equity Commitment Letter”) shall have the meanings given to them in the Merger Agreement. Reference is also made to the Limited Guarantee (the “Guarantee”) from Cerberus Partners, L.P. executed in favor of the Company in respect of the Guaranteed Obligations (as defined in the Guarantee) of Parent and Merger Sub under the Merger Agreement, a copy of which Guarantee is attached hereto as Annex B.

          This Equity Commitment Letter will confirm the commitment of Cerberus Capital Management, L.P., on behalf of one or more of its affiliated funds or managed accounts to be designated (the “Equity Sponsor”) to purchase or cause to be purchased shares of capital stock of Parent for an aggregate purchase price of no less than $1,500,000,000 (the “Equity Financing”). The proceeds from the Equity Financing will be used, together with the debt financing to be provided by the lenders pursuant to the Debt Financing Commitments, to pay the aggregate Merger Consideration pursuant to the Merger Agreement, to refinance certain indebtedness of the Company and to pay transaction fees and expenses related thereto. The commitment hereunder is subject to the satisfaction (or the waiver by Parent) of all of the conditions to Parent’s and Merger Sub’s obligations contained in the Merger Agreement and to Parent’s receipt of the Debt Financing (as defined in the Merger Agreement).

          There is no express or implied intention to benefit any third party including, without limitation, the Company and nothing contained in this Equity Commitment Letter is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than Parent. Under no circumstances shall the Equity Sponsor be liable for any costs or damages including, without limitation, any special, incidental, consequential, exemplary or punitive damages, to any Person, including the Parent and the Company, in respect of this Equity Commitment Letter; and any claims with respect to the transactions contemplated by the Merger Agreement or this Equity Commitment Letter shall be made only pursuant to the Guarantee to the extent applicable.

          This commitment will be effective upon your acceptance of the terms and conditions of this Equity Commitment Letter and will expire on the earlier to occur of (i) the Effective Time pursuant to the Merger Agreement or (ii) the termination of the Merger Agreement pursuant to its terms.

          This Equity Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). Each party to this Equity Commitment Letter hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at law or equity, arising out of or relating to this Equity Commitment Letter or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding, and to any trial by jury to the extent permitted by applicable law. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this section.

[Signature page follows]

CERBERUS CAPITAL MANAGEMENT, L.P.

By:

Name:	Mark A. Neporent
Title:	Chief Operating Officer

Agreed and accepted as of the date
first written above:

RAM HOLDINGS, INC.

By:

Name:	Steven F. Mayer
Title:	President